AT&T 1987 LONG TERM INCENTIVE PROGRAM
FOR AGERE EMPLOYEES

     SECTION 1. Purpose. Options originally granted under the AT&T 1987 Long Term Incentive Program (the “AT&T Plan”) were assumed by Lucent Technologies Inc. (“Lucent”) in connection with the spin-off of Lucent from American Telephone and Telegraph Company (AT&T), and became options exercisable for Lucent common stock at that time. The purpose of the AT&T Long Term Incentive Program For Agere Employees (the “Plan”) is to afford Employees of Agere Systems Inc. (“Agere”) who held options under the AT&T Plan at the time of the Spin-off of Agere from Lucent, substantially the same rights and benefits of equity ownership in their employer as they had prior to the Spin-off by providing those Employees with the opportunity to acquire Agere Shares.

     Except where the context requires otherwise, the term “Agere”shall include all present and future Subsidiaries of Agere.

     SECTION 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

     (a) “Affiliate” shall mean (i) any Person that directly, or through one or more intermediaries, controls, or is controlled by, or is under common control with Agere or (ii) any entity in which Agere has a significant equity interest, as determined by the Committee.

     (b) “Board” shall mean the Board of Directors of Agere.

     (c) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

     (d) ”Committee” shall mean the Corporate Governance and Compensation Committee of the Board (or any successor committee).

     (e) “Delegate” shall mean the Employee Benefits Committee of Agere or another person or committee authorized to exercise specified authority under this Plan.

     (f) “Employee” shall mean any salaried employee of Agere or of any Affiliate.

     (g) “Fair Market Value” (i) with respect to a Share as of a given date shall mean the average of the high and low sales prices of a Share as reported on the New York Stock Exchange on the relevant date (if no sales of such stock were reported on such date, the average of the high and low sales prices of such stock on the next preceding day on which sales were reported), or in the absence of an established market for Shares, the fair market value as determined in good faith by the Board, or (ii) with respect to the securities of any other issuer shall mean the fair market value as determined in good faith by the Board.

     (h) “Grant Date” shall mean the original grant date of the corresponding option under the AT&T Plan, as specified in the Option Agreement.

     (i) “Incentive Stock Option” shall mean an option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

     (j) “Nonstatutory Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

     (k) “Option” shall mean any option issued pursuant to the Plan in substitution for an option under the AT&T Plan.

     (l) “Option Agreement” shall mean any written agreement, contract, or other instrument or document provided to the Participant by AT&T which evidenced the grant of the original option under the AT&T Plan and specified the terms and conditions of such option.

     (m) “Participant” shall mean an Employee of Agere who received an Option.

     (n) “Person” shall mean any individual, corporation, partnership, association, joint stock company, trust, unincorporated organization, or government or political subdivision thereof.

     (o) “Shares” shall mean shares of Class A common stock of Agere, par value $.01 per share.

     (p) “Spin-off” shall mean the Spin-off of Agere from Lucent, effective June 1, 2002.

     (q) “Subsidiary” shall mean a “subsidiary corporation” of Agere as defined in Section 424(f) of the Code, an entity in which Agere directly or indirectly owns 50% or more of the voting interests or an entity in which Agere has a significant equity interest, as determined by the Board, the Committee, or the Delegate.

     SECTION 3. Administration. The Plan shall be administered by the Committee, or its Delegate. The Committee, or its Delegate, shall have full power and authority, subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board to interpret and administer the Plan and any instrument or agreement entered into under the Plan, establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, and make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan. Decisions of the Committee, or its Delegate, shall be final, conclusive and binding upon all persons, including Agere, any Participant, any shareholder, and any Employee.

     SECTION 4. Shares Subject to the Plan.

     (a) There shall be available for purchase under Options such number of Shares as are subject to Options. No new options may be granted under the Plan and Shares subject to Options which are forfeited, canceled, expired or otherwise terminated without the issuance of Shares shall not be available for the grant of Options.

     (b) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, or other change in corporate structure affecting the Shares, such adjustment shall be made in the aggregate number and class of Shares which may be delivered under the Plan, in the number, class and option price of Shares subject to outstanding Options issued under the Plan, and in the value of, or number or class of Shares subject to, Options issued under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of Shares subject to any Option shall always be a whole number.

     SECTION 5. Eligibility. Employees who, at the time of the Spin-off, held outstanding options under the AT&T Plan received substitute Options to purchase Shares under the Plan. No other awards will be made under the Plan.

     SECTION 6. Stock Options. Each Option shall be governed by the corresponding Option Agreement, with references to AT&T or Lucent being deemed to be references to Agere, and references to the number of Shares and exercise price being deemed to be such amounts as reflect the conversion of the option at the time of the Spin-off. Any such Option shall be subject to the following terms and conditions and to such additional terms and conditions, as the applicable Option Agreement may contain.

     (a) Option Price. The exercise price per Share of each Option shall be equal to the exercise price per share of Lucent stock under the corresponding Option Agreement, as adjusted as a result of the Spin-off.

     (b) Option Period. The term of each Option shall be the term specified in the Option Agreement; provided that no Incentive Stock Option shall be exercisable after the expiration of ten years from the Grant Date.

     (c) Exercisability. Options shall be exercisable at such time or times as are set forth in their corresponding Option Agreements.

     (d) Method of Exercise. Subject to the other provisions of the Plan and any applicable Option Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the exercise price in such form or forms, including, without limitation, payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Shares having a Fair Market Value on the exercise date equal to the total exercise price), or by any combination of cash, Shares and other consideration as the Committee may specify.

     (e) Incentive Stock Options. In accordance with rules and procedures established by the Committee, the aggregate Fair Market Value (determined as of the Grant Date) of the shares with respect to which Incentive Stock Options held by any Participant which are exercisable for the first time by such Participant during any calendar year under the Plan (and under any other benefit plans of Agere or of any parent or Subsidiary corporation of Agere) shall not exceed $100,000 or, if different, the maximum limitation in effect at the Grant Date under Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder. The terms of any Incentive Stock Option hereunder shall comply in all respects with the provisions of Section 422 of the Code, or any successor provision, and any regulations promulgated thereunder.

     SECTION 7. Reserved.

     SECTION 8. Reserved.

     SECTION 9. Reserved.

     SECTION 10. Reserved.

     SECTION 11. Change in Control.

     (a) In order to maintain the Participants’ rights in the event of any Change in Control, as hereinafter defined, the Committee, as constituted before such Change in Control, may, in its sole discretion, as to any Option, at any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise of any such Option so that such Option may be exercised in full on or before a date fixed by the Committee; (ii) provide for the purchase of any such Option, upon the Participant’s request, for an amount of cash equal to the amount that could have been attained upon the exercise of such Option had such Option been currently exercisable or payable; (iii) make such adjustment to any such Option then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Option then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after such Change in Control. The Committee may, in its discretion, include such further provisions and limitations in any agreement documenting such Option as it may deem equitable and in the best interests of Agere.

     (b) A “Change in Control” shall mean the happening of any of the following events:

(i) An acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14 (d)(2) of the Exchange Act) (an “Entity”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of Agere (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of Agere entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from Agere, other than an acquisition by virtue of the exercise of a conversion privilege unless the security so being converted was itself acquired directly from Agere, (2) any acquisition by Agere, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Agere or any corporation controlled by Agere, or (4) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection (iii) of this Article 11(b); or

(ii) A change in the composition of the Board during any two year period such that the individuals who, as of the beginning of such two year period, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that for purposes of this definition, any individual who becomes a member of the Board subsequent to the beginning of such two year period, whose election, or nomination for election by Agere’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; and provided, further however, that any such individual whose initial assumption of office occurs as a result of or in connection with a solicitation subject to Rule 14a-12(c) of Regulation 14 promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of an Entity other than the Board shall not be so considered as a member of the Incumbent Board; or

(iii) The approval by the stockholders of Agere of a merger, reorganization or consolidation or sale or other disposition of all or substantially all of the assets of Agere (each, a “Corporate Transaction”) or, if consummation of such Corporate Transaction is subject, at the time of such approval by stockholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding however, such a Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation or other Person which as a result of such transaction owns Agere or all or substantially all of Agere’s assets either directly or through one or more subsidiaries (a “Parent Company”)) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Entity (other than Agere, any employee benefit plan (or related trust) of Agere, such corporation resulting from such Corporate Transaction or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, such Parent Company) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors unless such ownership resulted solely from ownership of securities of Agere prior to the Corporate Transaction, and (C) individuals who were members of the Incumbent Board will immediately after the consummation of the Corporate Transaction constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction (or, if reference was made to equity ownership of any Parent Company for purposes of determining whether clause (A) above is satisfied in connection with the applicable Corporate Transaction, of the Parent Company); or

(iv) The approval by the stockholders of Agere of a complete liquidation or dissolution of Agere.

     SECTION 12. Amendments and Termination. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Participant under an Option without the Participant’s consent.

     The Committee may amend the terms of any Option, prospectively or retroactively, but no such amendment shall impair the rights of any Participant without his consent.

     SECTION 13. General Provisions.

     (a) No Option shall be assignable or transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Participant with respect to any Option upon the death of the Participant. Each Option shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative.

     (b) The term of each Option shall be for such period of months or years from the Grant Date as is set forth in the Option Agreement; provided that in no event shall the term of any Incentive Stock Option exceed a period of ten (10) years from the Grant Date.

     (c) No Employee or Participant shall have any claim to be granted any Option under the Plan and there is no obligation for uniformity of treatment of Employees or Participants under the Plan.

     (d) The Committee shall be authorized to make adjustments in the terms and conditions of other Options in recognition of unusual or nonrecurring events affecting Agere or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry it into effect. In the event Agere shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Options under the Plan as it shall deem appropriate.

     (e) The Committee shall have full power and authority to determine whether, to what extent and under what circumstances any Option shall be cancelled or suspended. In particular, but without limitation, all outstanding Options held by any Participant shall be cancelled if the Participant, without the consent of the Committee, while employed by Agere or after termination of such employment, becomes associated with, employed by, renders services to, or owns any interest in (other than any nonsubstantial interest, as determined by the Committee), any business that is in competition with Agere as determined by the Committee.

     (f) All certificates for Shares delivered under the Plan pursuant to any Option shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

     (g) Subject to the provisions of this Plan and any Option Agreement, the recipient of an Option may, if so determined by the Committee, be entitled to receive, currently or on a deferred basis, interest or dividends, or interest or dividend equivalents, with respect to the number of shares covered by the Option, as determined by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

     (h) Except as otherwise required in any applicable Option Agreement or by the terms of the Plan, recipients of Options under the Plan shall not be required to make any payment or provide consideration other than the rendering of services.

     (i) Agere shall be authorized to withhold from any Option granted or payment due under the Plan the amount of withholding taxes due in respect of an Option or payment hereunder and to take such other action as may be necessary in the opinion of Agere to satisfy all obligations for the payment of such taxes.

     (j) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

     (k) The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

     (l) If any provision of this Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

     SECTION 14. Effective Date of Plan. The Plan shall become effective on June 1, 2002.

     SECTION 15. Term of Plan. The Plan shall terminate when no Options shall remain outstanding.